Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

FOURTH QUARTER FISCAL 2013 OPERATING RESULTS

Uncasville, Connecticut, November 20, 2013 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today the operating results for its fourth fiscal quarter ended September 30, 2013.

“We are pleased with our operating results for the quarter,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “More importantly, the successful refinancing of our bank credit facilities and second lien senior secured notes, as well as our third lien senior secured notes and a portion of our senior subordinated notes, is extremely significant to the Authority as these transactions further strengthen our balance sheet and improve our free cash flows. Annualized interest savings are estimated to be at least $16 million. In addition, the recent opening of our much anticipated new hotel at Mohegan Sun at Pocono Downs is another extremely positive event for us.”

Consolidated operating results for the fourth quarter ended September 30, 2013 (unaudited):

•	Net revenues of $345.3 million, a 1.9% decrease from the fourth quarter of fiscal 2012

•	Gaming revenues of $304.6 million, a 2.9% decrease from the fourth quarter of fiscal 2012

•	Gross slot revenues of $215.9 million, a 6.2% decrease from the fourth quarter of fiscal 2012

•	Table game revenues of $85.2 million, a 4.9% increase over the fourth quarter of fiscal 2012

•	Non-gaming revenues of $67.4 million, a 6.4% increase over the fourth quarter of fiscal 2012

•	Adjusted EBITDA, a non-GAAP measure described below, of $77.2 million, a 4.7% decrease from the fourth quarter of fiscal 2012

•	Income from operations of $57.2 million, a 1.6% decrease from the fourth quarter of fiscal 2012

•	Net income attributable to the Authority of $4.9 million, a 67.1% decrease from the fourth quarter of fiscal 2012

The declines in Adjusted EBITDA and income from operations resulted primarily from increased Corporate expenses due to higher professional and development related expenditures, including expenditures associated with our pursuit of a Massachusetts casino license, combined with increased refinancing related costs. The reduction in net income was principally attributable to a loss on early exchange of debt and write-off of debt issuance costs, combined with the decline in income from operations.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2013	September 30, 2012	Variance	Percentage Variance
Adjusted EBITDA	$70,702	$69,670	$1,032	1.5%
Income from operations	$54,026	$50,934	$3,092	6.1%
Operating costs and expenses	$215,481	$221,245	$(5,764)	(2.6%)
Net revenues	$269,507	$272,179	$(2,672)	(1.0%)
Gaming revenues	$233,900	$239,548	$(5,648)	(2.4%)
Non-gaming revenues	$57,619	$53,834	$3,785	7.0%

The increases in Adjusted EBITDA and income from operations were primarily attributable to higher table game revenues, combined with the reduction in operating costs and expenses, reflecting, in part, cost saving initiatives implemented in September 2012. These results were partially offset by lower slot revenues, which we believe reflected the continuation of a sluggish economic environment, the impact of competition and continued changes in our operations designed to improve profitability. Table game revenues benefited primarily from higher volumes and, to a lesser extent, a slight increase in table game hold during the quarter. The growth in Adjusted EBITDA and income from operations also reflected higher entertainment revenues due to an increase in the number of shows held at the Mohegan Sun Arena. Adjusted EBITDA margin increased 60 basis points to 26.2% for the quarter ended September 30, 2013 from 25.6% in the fourth quarter of fiscal 2012.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2013	September 30, 2012	Variance	Percentage Variance
Slots:
Handle	$1,995,560	$2,096,087	$(100,527)	(4.8%)
Gross revenues	$160,901	$171,022	$(10,121)	(5.9%)
Net revenues	$155,581	$163,964	$(8,383)	(5.1%)
Free promotional slot plays (1)	$19,842	$18,120	$1,722	9.5%
Weighted average number of machines (in units)	5,533	5,897	(364)	(6.2%)
Hold percentage (gross)	8.1%	8.2%	(0.1%)	(1.2%)
Win per unit per day (gross) (in dollars)	$316	$315	$1	0.3%

Table games:
Drop	$490,604	$474,507	$16,097	3.4%
Revenues	$74,526	$71,301	$3,225	4.5%
Weighted average number of games (in units)	283	303	(20)	(6.6%)
Hold percentage (2)	15.2%	15.0%	0.2%	1.3%
Win per unit per day (in dollars)	$2,866	$2,554	$312	12.2%

Poker:
Revenues	$2,408	$2,575	$(167)	(6.5%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$623	$666	$(43)	(6.5%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2013	September 30, 2012	Variance	Percentage Variance
Food and beverage:
Revenues	$15,738	$16,824	$(1,086)	(6.5%)
Meals served	751	839	(88)	(10.5%)
Average price per meal served (in dollars)	$15.84	$15.70	$0.14	0.9%

Hotel:
Revenues	$10,510	$10,085	$425	4.2%
Rooms occupied	105	105	—	—
Occupancy rate	97.5%	97.2%	0.3%	0.3%
Average daily room rate (in dollars)	$96	$92	4	4.3%
Revenue per available room (in dollars)	$94	$89	5	5.6%

Retail, entertainment and other:
Revenues	$31,371	$26,925	$4,446	16.5%
Arena events (in events)	37	34	3	8.8%
Arena tickets	224	214	10	4.7%
Average price per Arena ticket (in dollars)	$48.28	$41.40	$6.88	16.6%

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2013	September 30, 2012	Variance	Percentage Variance
Adjusted EBITDA	$14,626	$14,915	$(289)	(1.9%)
Income from operations	$11,322	$11,636	$(314)	(2.7%)
Operating costs and expenses	$64,171	$67,735	$(3,564)	(5.3%)
Net revenues	$75,493	$79,371	$(3,878)	(4.9%)
Gaming revenues	$70,700	$74,257	$(3,557)	(4.8%)
Non-gaming revenues	$9,414	$9,135	$279	3.1%

The slight declines in Adjusted EBITDA and income from operations resulted primarily from lower slot revenues, which we believe reflected a continued sluggish economic environment, the effect of higher local property taxes and construction disruptions associated with our hotel and convention center expansion. These results were partially offset by higher table game revenues, combined with the reduction in operating costs and expenses, reflecting, in part, cost saving initiatives implemented in March 2013. Table game revenues benefited from higher volumes and, to a lesser extent, a slight increase in table game hold during the quarter. Adjusted EBITDA margin increased 60 basis points to 19.4% for the quarter ended September 30, 2013 from 18.8% in the fourth quarter of fiscal 2012.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2013	September 30, 2012	Variance	Percentage Variance
Slots:
Handle	$715,113	$740,929	$(25,816)	(3.5%)
Gross revenues	$55,026	$59,135	$(4,109)	(6.9%)
Net revenues	$55,083	$59,182	$(4,099)	(6.9%)
Free promotional slot plays (1)	$18,493	$15,282	$3,211	21.0%
Weighted average number of machines (in units)	2,332	2,331	1	0.04%
Hold percentage (gross)	7.7%	8.0%	(0.3%)	(3.8%)
Win per unit per day (gross) (in dollars)	$257	$276	$(19)	(6.9%)

Table games:
Drop	$52,597	$49,764	$2,833	5.7%
Revenues	$10,692	$9,947	$745	7.5%
Weighted average number of games (in units)	66	66	—	—
Hold percentage (2)	20.3%	20.0%	0.3%	1.5%
Win per unit per day (in dollars)	$1,761	$1,638	$123	7.5%

Poker:
Revenues	$855	$948	$(93)	(9.8%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$517	$573	$(56)	(9.8%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2013	September 30, 2012	Variance	Percentage Variance
Food and beverage:
Revenues	$7,109	$6,698	$411	6.1%
Meals served	197	174	23	13.2%
Average price per meal served (in dollars)	$16.17	$16.65	$(0.48)	(2.9%)

Retail, entertainment and other:
Revenues	$2,305	$2,437	$(132)	(5.4%)

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2013	September 30, 2012	Variance	Percentage Variance
Loss from operations	$8,194	$4,482	$3,712	82.8%
Net revenues	$333	$297	$36	12.1%

The increase in loss from operations reflected higher professional and development related expenditures, including expenditures associated with our pursuit of a Massachusetts casino license, combined with increased refinancing related costs.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Adjusted EBITDA For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Net Revenues For the Three Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Mohegan Sun	$70,702	$69,670	$54,026	$50,934	$269,507	$272,179
Mohegan Sun at Pocono Downs	14,626	14,915	11,322	11,636	75,493	79,371
Corporate	(8,148)	(3,557)	(8,194)	(4,482)	333	297

Total	$77,180	$81,028	$57,154	$58,088	$345,333	$351,847

	Adjusted EBITDA For the Fiscal Year Ended		Income (Loss) from Operations For the Fiscal Year Ended		Net Revenues For the Fiscal Year Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Mohegan Sun	$280,849	$270,396	$212,680	$199,358	$1,042,078	$1,084,017
Mohegan Sun at Pocono Downs	56,502	58,575	43,763	43,296	296,648	314,999
Corporate	(24,036)	(15,063)	(26,937)	(17,230)	1,302	297

Total	$313,315	$313,908	$229,506	$225,424	$1,340,028	$1,399,313

Other Information

Liquidity

As of September 30, 2013, the Authority held cash and cash equivalents of $63.6 million compared to $114.1 million as of September 30, 2012. As of September 30, 2013, no amount was drawn on the Authority’s $75.0 million revolving bank credit facility. As of September 30, 2013, letters of credit issued under the Authority’s bank credit facilities totaled $3.4 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the Authority’s bank credit facilities, and after taking into account restrictive financial covenant requirements, the Authority had approximately $71.6 million of borrowing capacity under its bank credit facilities as of September 30, 2013. Please refer to “Recent Developments” below for further information regarding recent refinancing transactions.

Interest Expense

Interest expense decreased by $1.1 million, or 2.5%, to $41.9 million for the quarter ended September 30, 2013 compared to $43.0 million in the fourth quarter of fiscal 2012. The decrease in interest expense was primarily attributable to increased capitalized interest, as well as the Authority’s recently completed August 2013 refinancing transaction further discussed below. Weighted average outstanding debt was $1.70 billion for the quarter ended September 30, 2013 compared to $1.71 billion in the fourth quarter of fiscal 2012. Weighted average interest rate was 10.1% for each of the quarters ended September 30, 2013 and 2012.

Cost Saving Initiatives

In September 2012, the Authority implemented staffing reductions and other cost saving initiatives at Mohegan Sun. In addition, in March 2013, the Authority implemented a number of cost saving initiatives at Mohegan Sun at Pocono Downs. The Authority estimated that these cost saving initiatives yielded consolidated labor and operating cost savings totaling approximately $29 million for the fiscal year ended September 30, 2013.

Capital Expenditures

The following table presents data related to capital expenditures (in millions, including capitalized interest):

	Capital Expenditures
	Fiscal Year Ended September 30, 2013	Forecasted Fiscal Year 2014
Mohegan Sun:
Maintenance	$22.4	$29.0
Development	5.3	—

Subtotal	27.7	29.0
Mohegan Sun at Pocono Downs:
Maintenance	4.4	6.3
Expansion	0.3	—

Subtotal	4.7	6.3
Corporate:
Expansion - Project Sunlight	33.0	9.2
Development	0.7	—

Subtotal	33.7	9.2

Total	$66.1	$44.5

Project Sunlight

Project Sunlight, a $50 million hotel expansion project located adjacent to the Mohegan Sun at Pocono Downs casino opened to the public on November 15, 2013. This expansion includes a 238-room hotel and an approximately 20,000-square-foot convention center. The hotel is comprised of a combination of standard guest rooms and suites and features rooms with exclusive views of the race track, as well as a fitness center, an indoor pool and spa and a bistro serving breakfast and light fare. A new porte-cochere also was added for additional guest convenience. The convention center is located adjacent to the hotel and can accommodate a number of different sized groups, including up to 800 for seated banquets. This space also can be converted into a 1,500-seat concert venue. The hotel and convention center was developed and built by Downs Lodging, LLC, or Downs Lodging, a wholly-owned unrestricted subsidiary of the Authority. Project Sunlight was funded through a combination of a $45 million non-recourse term loan obtained by Downs Lodging and a $5 million investment by the Authority.

Distributions to the Tribe

Distributions to the Tribe totaled $15.0 million for the quarter ended September 30, 2013 compared to $12.5 million in the fourth quarter of fiscal 2012. Distributions to the Tribe are anticipated to total $50 million for fiscal 2014.

Recent Developments

On August 15, 2013, the Authority completed a series of refinancing transactions related to certain of its outstanding indebtedness, including a private placement of $500 million in aggregate principal amount of senior unsecured notes and the consummation of a tender offer and consent solicitation with respect to certain of its outstanding notes. The Authority also entered into a registration rights agreement in connection with these transactions pursuant to which it agreed to offer to exchange the senior unsecured notes within 240 days of issuance for a new issue of substantially identical debt securities registered under the Securities Act of 1933, as amended.

On November 19, 2013, the Authority completed certain additional refinancing transactions relating to its existing bank credit facilities and second lien senior secured notes. Pursuant to a new loan agreement with RBS Citizens, N.A., as administrative agent, the Authority obtained $955 million in new senior secured credit facilities, comprised of a $100 million revolving facility, a $125 million term loan A facility, and a $730 million term loan B facility. Simultaneously, the Authority repurchased or redeemed all of its outstanding second lien senior secured notes and repaid and terminated its existing fourth amended and restated loan agreement, with Bank of America, N.A., as administrative agent, and its loan agreement, with Wells Fargo Gaming Capital, LLC, as administrative agent.

The Authority estimates that these refinancing transactions will yield annualized interest savings totaling at least $16 million.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its fourth quarter fiscal 2013 operating results on Wednesday, November 20, 2013 at 11:30 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 11963123

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Wednesday, November 20, 2013. This replay will run through December 4, 2013.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 11963123

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended September 30, 2013	For the Three Months Ended September 30, 2012	For the Fiscal Year Ended September 30, 2013	For the Fiscal Year Ended September 30, 2012
Revenues:
Gaming	$304,600	$313,805	$1,190,202	$1,254,558
Food and beverage	22,847	23,522	86,251	92,149
Hotel	10,510	10,085	40,873	39,609
Retail, entertainment and other	34,038	29,736	118,559	112,194

Gross revenues	371,995	377,148	1,435,885	1,498,510
Less - Promotional allowances	(26,662)	(25,301)	(95,857)	(99,197)

Net revenues	345,333	351,847	1,340,028	1,399,313

Operating costs and expenses:
Gaming	183,520	189,892	708,929	771,909
Food and beverage	10,540	11,594	41,575	44,949
Hotel	3,665	3,590	14,339	14,293
Retail, entertainment and other	12,545	10,904	43,859	40,723
Advertising, general and administrative	49,402	50,985	192,673	198,171
Corporate	8,498	4,726	28,122	17,379
Depreciation and amortization	19,852	20,953	80,317	85,030
(Gain) loss on disposition of assets	(36)	33	241	353
Severance	—	12,521	29	12,521
Pre-opening	442	—	687	—
Relinquishment liability reassessment	(249)	(11,439)	(249)	(11,439)

Total operating costs and expenses	288,179	293,759	1,110,522	1,173,889

Income from operations	57,154	58,088	229,506	225,424

Other income (expense):
Accretion of discount to the relinquishment liability	(1,244)	(2,062)	(4,974)	(8,248)
Interest income	1,850	933	6,271	4,492
Interest expense, net of capitalized interest	(41,937)	(43,010)	(170,150)	(146,057)
Loss on early exchange of debt and write-off of debt issuance costs	(11,113)	(3)	(11,516)	(14,326)
Other income (expense), net	137	(13)	(1,595)	(44)

Total other expense	(52,307)	(44,155)	(181,964)	(164,183)

Net income	4,847	13,933	47,542	61,241
Loss attributable to non-controlling interests	17	872	2,784	2,019

Net income attributable to Mohegan Tribal Gaming Authority	$4,864	$14,805	$50,326	$63,260

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Operating Results:
Gross revenues	$371,995	$377,148	$1,435,885	$1,498,510
Net revenues	$345,333	$351,847	$1,340,028	$1,399,313
Income from operations	$57,154	$58,088	$229,506	$225,424
Other Data:
Adjusted EBITDA	$77,180	$81,028	$313,315	$313,908
Capital expenditures	$22,832	$9,511	$66,053	$43,642
Cash interest paid	$40,376	$40,106	$180,657	$118,225

	September 30, 2013	September 30, 2012
Balance Sheet Data:
Cash and cash equivalents	$63,624	$114,084
Relinquishment liability	$74,365	$120,782
Capital leases	$5,440	$8,825
Long-term debt, including current portion	$1,682,312	$1,680,240

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Operating results:
Gross revenues (in thousands)	$291,519	$293,382	$1,120,587	$1,167,107
Net revenues (in thousands)	$269,507	$272,179	$1,042,078	$1,084,017
Income from operations (in thousands)	$54,026	$50,934	$212,680	$199,358
Operating margin	20.0%	18.7%	20.4%	18.4%
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$70,702	$69,670	$280,849	$270,396
Adjusted EBITDA margin	26.2%	25.6%	27.0%	24.9%
Capital expenditures (in thousands)	$10,831	$6,575	$27,652	$36,542
Weighted average number of units:
Slot machines	5,533	5,897	5,553	6,038
Table games	283	303	285	311
Poker tables	42	42	42	42
Win per unit per day:
Slot machines (gross)	$316	$315	$305	$306
Table games	$2,866	$2,554	$2,886	$2,559
Poker tables	$623	$666	$644	$734
Hold percentage:
Slot machines (gross)	8.1%	8.2%	8.2%	8.3%
Table games	15.2%	15.0%	16.1%	15.2%
Food and beverage statistics:
Meals served (in thousands)	751	839	2,798	3,252
Average price per meal served	$15.84	$15.70	$16.15	$16.20
Hotel statistics:
Rooms occupied (in thousands)	105	105	415	413
Occupancy rate	97.5%	97.2%	96.8%	96.1%
Average daily room rate	$96	$92	$94	$91
Revenue per available room	$94	$89	$91	$87
Entertainment statistics:
Arena events (in events)	37	34	108	125
Arena tickets (in thousands)	224	214	675	743
Average price per Arena ticket	$48.28	$41.40	$53.58	$44.05

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Operating results:
Gross revenues (in thousands)	$80,114	$83,392	$313,908	$331,029
Net revenues (in thousands)	$75,493	$79,371	$296,648	$314,999
Income from operations (in thousands)	$11,322	$11,636	$43,763	$43,296
Operating margin	15.0%	14.7%	14.8%	13.7%
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$14,626	$14,915	$56,502	$58,575
Adjusted EBITDA margin	19.4%	18.8%	19.1%	18.6%
Capital expenditures (in thousands)	$1,413	$(15)	$4,673	$3,543
Weighted average number of units:
Slot machines	2,332	2,331	2,332	2,332
Table games	66	66	66	66
Poker tables	18	18	18	18
Win per unit per day:
Slot machines (gross)	$257	$276	$259	$279
Table games	$1,761	$1,638	$1,642	$1,620
Poker tables	$517	$573	$602	$583
Hold percentage:
Slot machines (gross)	7.7%	8.0%	7.6%	8.0%
Table games	20.3%	20.0%	20.1%	18.5%
Food and beverage statistics:
Meals served (in thousands)	197	174	731	727
Average price per meal served	$16.17	$16.65	$16.41	$15.75

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Capital expenditures (in thousands)	$10,588	$2,951	$33,728	$3,557
Capitalized interest (in thousands)	$909	$34	$1,976	$34

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Fiscal Year Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Adjusted EBITDA	$77,180	$81,028	$313,315	$313,908
Depreciation and amortization	(19,852)	(20,953)	(80,317)	(85,030)
Gain (loss) on disposition of assets	36	(33)	(241)	(353)
Severance	—	(12,521)	(29)	(12,521)
Pre-opening	(442)	—	(687)	—
Relinquishment liability reassessment	249	11,439	249	11,439
Loss attributable to non-controlling interests	(17)	(872)	(2,784)	(2,019)

Income from operations	57,154	58,088	229,506	225,424

Accretion of discount to the relinquishment liability	(1,244)	(2,062)	(4,974)	(8,248)
Interest income	1,850	933	6,271	4,492
Interest expense, net of capitalized interest	(41,937)	(43,010)	(170,150)	(146,057)
Loss on early exchange of debt and write-off of debt issuance costs	(11,113)	(3)	(11,516)	(14,326)
Other income (expense), net	137	(13)	(1,595)	(44)

Net income	$4,847	$13,933	$47,542	$61,241

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended September 30, 2013
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Relinquishment Liability Reassessment	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$54,026	$16,962	$(37)	$—	$—	$(249)	$—	$70,702
Mohegan Sun at Pocono Downs	11,322	2,861	1	—	442	—	—	14,626
Corporate	(8,194)	29	—	—	—	—	17	(8,148)

Total	$57,154	$19,852	$(36)	$—	$442	$(249)	$17	$77,180

	For the Three Months Ended September 30, 2012
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Relinquishment Liability Reassessment	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$50,934	$17,646	$32	$12,497	$—	$(11,439)	$—	$69,670
Mohegan Sun at Pocono Downs	11,636	3,278	1	—	—	—	—	14,915
Corporate	(4,482)	29	—	24	—	—	872	(3,557)

Total	$58,088	$20,953	$33	$12,521	$—	$(11,439)	$872	$81,028

	For the Fiscal Year Ended September 30, 2013
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Relinquishment Liability Reassessment	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$212,680	$68,342	$222	$(146)	$—	$(249)	$—	$280,849
Mohegan Sun at Pocono Downs	43,763	11,858	19	175	687	—	—	56,502
Corporate	(26,937)	117	—	—	—	—	2,784	(24,036)

Total	$229,506	$80,317	$241	$29	$687	$(249)	$2,784	$313,315

	For the Fiscal Year Ended September 30, 2012
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Relinquishment Liability Reassessment	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$199,358	$69,912	$68	$12,497	$—	$(11,439)	$—	$270,396
Mohegan Sun at Pocono Downs	43,296	14,994	285	—	—	—	—	58,575
Corporate	(17,230)	124	—	24	—	—	2,019	(15,063)

Total	$225,424	$85,030	$353	$12,521	$—	$(11,439)	$2,019	$313,908

Adjusted EBITDA Explanation:

Earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents earnings before interest, depreciation and amortization, (gain) loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, reassessment and accretion of discount to a relinquishment liability, loss on early exchange of debt and write-off of debt issuance costs, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest, depreciation and amortization and reassessment and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, reassessment and accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000